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                                        (212) 782-0700

                                                                   June 19, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re:  Form S-1 Registration Statement of WHG Resorts & Casinos Inc.

Dear Sir or Madam:

        We have acted as counsel to WHG Resorts & Casinos Inc., a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission of a registration statement on Form S-1 (the
"Registration Statement") under the Securities Act of 1933, as amended, on behalf of certain stockholders of the Company, relating to 1,729,425 shares of the Company's voting common stock, par value $.01 per share (the "Shares"), owned by such stockholders.

        In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:
(i) the  Registration  Statement;  (ii) the Amended and Restated  Certificate of
Incorporation of the Company; (iii) the Amended and Restated By-Laws of the Company; and (iv) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

        Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.



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Securities and Exchange Commission        - 2 -                    June 19, 1997


        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the reference made to us under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Statement.

        The law covered by the opinion expressed herein is limited to the corporate laws of the State of Delaware.

                                                     Very truly yours,

                                                     SHACK & SIEGEL, P.C.

                                                     By:  /s/ Pamela E. Flaherty
                                                        ________________________
                                                              Pamela E. Flaherty



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